Exhibit 99.3

AMENDMENT TO THE OLIN CORPORATION
SUPPLEMENTAL CONTRIBUTING EMPLOYEE OWNERSHIP PLAN
(As amended and restated effective January 1, 2005)

1.           Section 1.1(t) is amended to read as follows:

“(t)           “Excess Retirement Contribution” means, with respect to a SCEOP Participant for a Plan Year, an amount derived by multiplying (i) the percentage used in calculating his or her Retirement Contribution (if any) under the CEOP for the applicable Plan Year, as such percentage changes from time to time, by (ii) the excess of such SCEOP Participant’s Compensation over his or her Maximum Eligible Compensation for such Plan Year.

Prior to 2008, the applicable percentage under clause (i) above was set at 5% for SCEOP Participants hired on or after January 1, 2005, and 0% for  SCEOP Participants hired before January 1, 2005 as such individuals were not eligible to receive Retirement Contributions under the CEOP.  As of January 1, 2008, the applicable percentage under clause (i) is set at 5% for SCEOP Participants who are younger than age 45, and 7.5% for  SCEOP Participants who are age 45 or older.  The applicable contribution percentage indicated under the preceding sentence will change the month following the month in which a SCEOP Participant becomes age 45.”